Exhibit 5.1

Quisumbing Torres
Attorneys at Law
12th Floor, One/NEO
26th Street corner 3rd Avenue
Crescent Park West
Bonifacio Global City
Taguig City 1634
Philippines
Tel: +63 2 8819 4700
Tuesday, 22 February 2022	Fax: +63 2 8816 0080

Okada Manila International, Inc.

New Seaside Drive, Entertainment City,

Brgy. Tambo, Paranaque City

Metro Manila, Philippines

Dear Sirs:

Okada Manila International, Inc. (the “Company”)

We have acted as Philippine counsel to Okada Manila International, Inc. (the “Company”) to provide this legal opinion in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, (including its exhibits, the “Registration Statement”) for the purposes of registering with the Commission pursuant to Rule 462(b) under the Act the offering and sale of the Company’s common shares which will have a par value of PhP 0.50 (approximately US$0.00094)12 each (the “Shares”) (“Offering”). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

The opinions expressed herein are confined to and given in relation to the Company on the basis of the laws of the Republic of the Philippines (“Republic”) at the date hereof, as currently applied by the courts of the Republic. We have not investigated and we do not express or imply any opinion on the laws of another jurisdiction.

The opinions in this letter are limited strictly to the matters stated herein and do not extend to, and are not to be read as extending by implication or otherwise to any other matter. No opinion is implied or may be inferred beyond the matters expressly stated.

[1]	Converted using Bangko Sentral ng Pilipinas (Philippine Central Bank) reference rate of USD 1= PhP 50.30 as at 9 December 2021.
[2]

We note that at present the current par value of the OMI common shares is PhP 1.00 (approximately USD 0.0198 at USD 1= PhP 50.30). OMI in the process of amending its articles of incorporation to change the par value of its shares to PhP 0.05.

Partners

RONALD V. BERNAS

DONEMARK JOSEPH L. CALIMON

JULIUS A. CERVANTES

KENNETH L. CHUA

INA ALEXANDRA A. DOMINGUEZ

MA. LUISA S. FERNANDEZ-GUINA

MIGUEL ANTONIO H. GALVEZ

DIVINA PASTORA V. ILAS-PANGANIBAN

MICHAEL T. MACAPAGAL

MA. CHRISTINA J. MACASAET-ACABAN

BIENVENIDO A. MARQUEZ III

MARVIN V. MASANGKAY

KRISTINE ANNE V. MERCADO-TAMAYO

REENA C. MITRA-VENTANILLA

DENNIS A. QUINTERO

NORBERTO J. QUISUMBING (1919-1988)

RAMON J. QUISUMBING

VICENTE A.TORRES (1927-2014)

ALAIN CHARLES J. VELOSO

GIL ROBERTO L. ZERRUDO

ELISEO M. ZUÑIGA JR.

Associates

DRANYL JARED P. AMOROSO

WILLIE ANN M. ANGSIY

ROSALYN RUTH S. ANUNCIO

JASON RUDOLF C. ARTECHE

MIKAELA ARMINA L. AURELIO

RAMON MIGUEL E. BACANI

JOEMYL J. BALORO

ALEXANDRA C. CASTRO-SAMSON

KEVIN C. CATAPUSAN

RAFAEL ROMAN T. CRUZ

FIDEL MAXIMO M. DIEGO III

DANIELLE JOANNA C. GAITE

CAMILLE BIANCA M. GATMAITAN-SANTOS

MARIA ANA CAMILA C. JACINTO-LAGUSTAN

FREDERICK AUGUST I. JOSE

MARIANNE KARYL C. KO-TIBAYAN

MARTIN ALFREDO BENJAMIN T. LAGMAY

LARA CAMILLE A. LEE

DANIELLE LAUREN K. LIM

MICHAEL M. MANOTOC

RUTH F. MELICOR

LESLEY ANNE C. MONDEZ

KRISTINA R. NAVARRO

ALEXANDER O. NER

NEONETTE E. PASCUAL

GASTON FRANCO V. PEREZ DE TAGLE

ANNA REGINA C. REGALADO

ROBERTO ROMALIO G. REYES

PATRICK HENRY D. SALAZAR

SABRINA GRETCHEN D. SALGADO-GO

RAY PAOLO B. SANTOS

DIANE MAXIMA B. SINGAYAN-MALLILLIN

ALVIN R. TAN

JOSE ANGELO C. TIGLAO

RENSON LOUISE C. YU

1.	Reviewed Documents

In reaching the opinions set forth in paragraph 2 below, we have reviewed solely the originals, copies or final drafts of the following documents (“Reviewed Documents”), without investigation or enquiries:

(a)	the certificate of incorporation of the Company issued by the Philippine Securities and Exchange Commission (“PSEC”) on 10 March 2021;

(b)	the certificate of filing of amended articles of incorporation and the amended articles of incorporation of the Company as approved by the PSEC on 20 May 2021;

(c)	the certificate of filing of amended bylaws and the amended bylaws of the Company that the SEC approved on 20 May 2021;

(d)

the minutes of the special meeting of the Board of Directors of the Company held on 08 December 2021 approving the amendments to the articles of incorporation and bylaws of the Company (the “Board Resolutions”).

(e)	the drafts of the following documents:

(i)	amended articles of incorporation and bylaws of the Company as approved by the Company’s Board of Directors under the Board Resolutions

(ii)	certification to be signed by the directors of the Company pertaining to the amendments to the articles of incorporation and bylaws of the Company (the “Director’s Certificate”)

(f)	a clearance from the PSEC’s Company Registration and Monitoring Department that the Company is compliant with all PSEC reporting requirements as of 11 November 2021; and,

(g)	the Registration Statement.

We have limited our examination to the Reviewed Documents and have not included other documents in connection therewith. We have therefore assumed that nothing in any other document will affect this opinion.

2.	Opinion

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(a)	the Company has been duly incorporated and is validly existing and in good standing with the PSEC under the laws of the Republic;

(b)

the authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering, will be PhP 100,000,000.00 (approximately USD 1,988,072)[3] divided into (i) 500,000,000 Shares of a par value of PhP 0.50 (approximately US$0.00094) each, and (ii) 75,000,000 preferred shares of a par value of PhP 1.00 (approximately USD 0.0198) each; and

[3]	converted using Bangko Sentral ng Pilipinas (Philippine Central Bank) reference rate of USD 1= PhP 50.30 as at 9 December 2021.

(c)

the Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

3.	Assumptions, Exceptions and Qualifications

The opinions expressed above are subject to the following assumptions, exceptions, and qualifications:

(a)

We have assumed that (i) all information contained in the Reviewed Documents is true and correct, and remains true and correct as of the date of this opinion letter and during the period between the date thereof and the date of this opinion, (ii) that in approving the Board Resolution, that the board of directors of the Company acted in accordance with its fiduciary duties to the Company and exercised its discretion taking into consideration the best interest of the Company and the laws of the Republic applicable to the Company, (iii) that no laws other than the laws of the Republic would affect the opinions stated herein but that, insofar as the laws of any jurisdiction other than the Republic may be relevant, such laws have been complied with, (iv) that there has been no material change in the contents of the Reviewed Documents between the date thereof and the date of this opinion letter, (v) all signatures on all documents reviewed by us are genuine, (vi) all documents submitted to us as originals are true and complete, (vii) all documents submitted as copies are true and complete copies of the originals thereof, (viii) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder, (ix) other than the signatory of the Company, each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (x) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, (xi) the Board Resolution is a (aa) full and accurate record of the relevant resolutions passed by the Board of Directors of the Company pertaining to the transaction contemplated under this document, (bb) have not been amended or rescinded and continue in full force and effect, (cc) were approved by the Board of Directors and the stockholders of the Company, respectively, and (dd) the directors of the Company are not acting in breach of their fiduciary duties in approving the transactions contemplated and have properly performed their duties, (xii) the Reviewed Documents are the latest versions of such documents; (xiii) no invitation or offer to subscribe to or sell the Shares has been or will be made by or on behalf of the Company to the public in the Republic, and that all the Shares will only be sold or offered to be sold exclusively outside the Republic; (xiv) no monies paid to or for the account of any party under the documents represent or will represent criminal property or terrorist property; and (xv) the Company will receive money or money’s worth in consideration for the issue of the Shares, and none of the Shares were or will be issued for less than par value.

We have not taken any steps to verify the assumptions specified above.

(b)	The opinions expressed above are subject to the following qualifications:

(i)

to maintain the Company in good standing under the laws of the Republic, the Company must have promptly filed its reporting requirements to the PSEC, and no violations of law have been found in such submission to the PSEC;

(ii)

except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter; and

(iii)

in this opinion letter, the phrase “non-assessable” means, with respect to the common shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the common shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

(c)

The opinions expressed above are subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, dissolution, liquidation, moratorium, and other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, (iv) public policy, and (v) concepts of comity.

(d)

Whenever an opinion herein is qualified by “to our knowledge,” or similar phrase, we have relied exclusively, without independent investigation, on one or more certificates from one or more officers of the Company with respect to the matters set forth in such opinion, and/or on copies of which you have furnished us (such certificates are listed above as among the Reviewed Documents.). We have made no independent investigation as to the accuracy or completeness of any of the information contained in such certificates. In the course of rendering the legal services described in the introductory paragraph of this letter, no facts or circumstances have come to the attention of the attorneys in our firm (Quisumbing Torres) who have given substantive attention to rendering such legal services that gave us current actual knowledge that any such information is incorrect in any material respect.

(e)	We express no opinion as to the applicability of laws other than those of the Republic, and any other matter related to, in connection with or arising out of the Offering.

This opinion letter is addressed to you solely, for your benefit and in relation to the Offering. It is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

This opinion is rendered as of the date hereof and we undertake no, and disclaim any, duty to advise you or to otherwise communicate with you with respect to, any changes in the matters and opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours sincerely,

Quisumbing Torres

/s/ Dennis A. Quintero
Dennis A. Quintero
Partner

/s/ Charles J. Veloso
Charles J. Veloso
Partner

5